Registration No. 333-238679

As filed with the Securities and Exchange Commission on September 23, 2021

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AnPac Bio-Medical Science Co., Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

801 Bixing Street, Bihu County

Lishui, Zhejiang Province 323006

The People’s Republic of China

+86-578-2051-666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2019 Share Incentive Plan

2010 Share Incentive Plan

(Full title of the plan)

AnPac Technology USA Co., Ltd.

Suite 150, 3 Spring House Innovation Park

Ambler, PA 19002

(Lab-PA) 267-460-0598

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Chris Chang Yu Chairman and Chief Executive Officer AnPac Bio-Medical Science Co., Ltd. 801 Bixing Street, Bihu County Lishui, Zhejiang Province 323006 The People’s Republic of China +86-578-2051-666	Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, VA 23219 +1-804-772-5700—telephone +1-888-360-9092—facsimile

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 filed by Anpac Bio-Medical Science Co., Ltd., a British Virgin Islands company (the “Registrant”), to amend the Registrant’s 2019 Share Incentive Plan on May 26, 2020 (File No. 333-238679) (the “Prior Registration Statement”).

On July 5, 2021, the Registrant’s Board of Directors (the “Board”) and the Compensation Committee of the Board approved the Amended and Restated 2019 Share Incentive Plan. The maximum number of Class A Ordinary Shares shall be 1,885,300, including (i) up to 780,000 Class A Ordinary Shares issuable under the Amended and Restated 2019 Share Incentive Plan and (ii) up to 1,105,300 Class A Ordinary Shares issuable upon exercise of outstanding options granted under the Amended and Restated 2019 Share Incentive Plan.

The Registrant is filing this Post-Effective Amendment No. 1 in accordance with Item 512(a)(1)(iii) of Regulation S-K and Securities Act Forms Compliance and Disclosure Interpretation 126.43 issued by the staff of the Securities and Exchange Commission (the “Commission”) to amend the Prior Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment to Registration Statement on Form S-8, the Registration Statement on Form S-8 to register the additional Class A Ordinary Shares issuable under the Amended and Restated 2019 Share Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No.333-234408), initially filed with the Securities and Exchange Commission on October 31, 2019)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No.333-234408), initially filed with the Securities and Exchange Commission on November 15, 2019)

4.3	Form of Deposit Agreement dated February 3, 2020, among the Registrant, Citibank, N.A., as depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibits (a) to the registration statement on Form F-6 (File No.333-234548), initially filed with the Securities and Exchange Commission on November 7, 2019)

5.1	Opinion of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered *

10.1	2019 Share Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No.333-234408), initially filed with the Securities and Exchange Commission on October 31, 2019)

10.2	English Summary of 2010 Share Incentive Plan of the Registrant (previously filed)

10.3	Amended and Restated 2019 Share Incentive Plan *

15.1	Consent of Friedman LLP, an independent registered public accounting firm (incorporated by reference to the annual report on Form 20-F filed on April 30, 2021, as amended)

15.2	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm (incorporated by reference to the annual report on Form 20-F filed on April 30, 2021, as amended)

24.1	Powers of attorney (previously filed)

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on September 23, 2021.

AnPac Bio-Medical Science Co., Ltd.

By:	/s/ Chris Chang Yu
Name:	Chris Chang Yu
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on September 23, 2021.

Signature	Title

/s/ Chris Chang Yu	Chairman of the Board of Directors and Chief Executive Officer
Chris Chang Yu	(principal executive officer)

/s/ Jinqiu Tang	Chief Financial Officer
Jinqiu Tang	(principal financial and accounting officer)

/s/ *	Director
Feng Guo

/s/ Jianhua Shao	Director
Jianhua Shao

/s/ Chao Feng	Director
Chao Feng

/s/ *	Director
Pu Xing

/s/ *	Director
Ren Luo

/s/ *	Director
Sarah Yu

 * by Chris Chang Yu, Attorney in Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AnPac Bio-Medical Science Co., Ltd. has signed this registration statement or amendment thereto in Pennsylvania on September 23, 2021.

Authorized U.S. Representative

By:	/s/ Sharon M. Vorse-Yu
	Name:	Sharon M. Vorse-Yu
	Title:	Vice President, Technical Operations AnPac Technology USA Co., Ltd.